UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lone Star Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On May 18, 2007, Lone Star Technologies, Inc. disclosed the following information in a Form 8-K filed with the Securities and Exchange Commission:

In connection with the previously announced merger pursuant to which Lone Star Technologies, Inc. (“Lone Star”) has agreed to be acquired by United States Steel Corporation (“U. S. Steel”) for a cash consideration of $67.50 per share, the Austrian government on May 18, 2007 issued a statement confirming that Lone Star and U. S. Steel have received antitrust clearance of the proposed merger effective May 17, 2007.  Lone Star and U. S. Steel have already received antitrust clearance from Germany and early termination by the Federal Trade Commission of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  No further antitrust approvals are required as a condition to the completion of the merger, which remains subject to the approval of Lone Star’s shareholders and other customary closing conditions.  Lone Star expects the transaction to close in June 2007.

IMPORTANT INFORMATION

In connection with the proposed merger, Lone Star has filed a definitive proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY.  Lone Star is in the process of mailing the definitive proxy statement and other related materials to its shareholders.  The definitive proxy statement and related materials are available for free (along with any other documents and reports filed by Lone Star with the SEC) at the SEC’s website, http://www.sec.gov, and at Lone Star’s website, http://www.lonestartech.com.

Participant Information

Lone Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lone Star shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Lone Star’s 2007 annual meeting of shareholders filed with the SEC on March 15, 2007 and a Form 10-K filed by Lone Star with the SEC on February 28, 2007, both of which are available free of charge from the SEC and Lone Star at their websites as indicated above.  Information regarding the interests of these persons in the solicitation is more specifically set forth in the definitive proxy statement concerning the proposed merger that has been filed by Lone Star with the SEC and which is available free of charge from the SEC and Lone Star at their websites, as indicated above.